Exhibit 28(a)(8)

UNANIMOUS WRITTEN CONSENT

OF THE BOARD OF TRUSTEES

OF

FIERA CAPITAL SERIES TRUST

The undersigned, being all of the members of the Board of Trustees (the “Board”) of Fiera Capital Series Trust, a Delaware statutory trust (the “Trust”), in connection with the creation of a new series of the Trust, Fiera Capital Equity Allocation Fund (the “Portfolio”), do hereby adopt the following resolutions in lieu of a meeting:

RESOLVED, that this instrument serves to create the Portfolio and that the Trust’s Amended And Restated Agreement And Declaration of Trust, be, and hereby is, amended to include the Portfolio and is hereby adopted as the Amended And Restated Agreement And Declaration of Trust of the Trust, with such further amendments as may be required and approved by the officers of the Trust or counsel; and be it further

RESOLVED, that any actions taken prior to the date of this written consent by the officers of the Trust, with respect to the creation of the Portfolio, including but not limited to causing the prospectus and/or SAI for the Portfolio to be drafted, be, and each hereby is, ratified and authorized; and that said officers be, and each hereby is, authorized and directed to take any and all actions in the name and on behalf of the Portfolio or the Trust as shall be necessary or appropriate in connection with establishment of and registration of the Portfolio (and its shares of beneficial interest), including but not limited to filing or causing to be filed any amendments to the current registration statement of the Trust; and be it further

RESOLVED, that the officers of the Trust be, and each hereby is, authorized to do, or cause to be done, all such other acts, and to amend, execute and/or deliver all such instruments and documents, as each officer shall deem necessary or appropriate, to carry out the purpose and intent of the foregoing resolutions; and be it further

RESOLVED, that any and all actions heretofore or hereafter taken by such officer or officers within the purposes and terms of the foregoing resolutions be, and each hereby is, ratified and authorized on behalf of the Trust and the Portfolio.

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IN WITNESS WHEREOF, the undersigned have executed this certificate as of the 23rd day of April 2018.

/s/ Michael Kalbfleisch
Michael Kalbfleisch

/s/ Gerald Hellerman
Gerald Hellerman

/s/ Stephen McGuinness
Stephen McGuinness

/s/ Kevin Mirabile
Kevin Mirabile